SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported):  June 19, 2011

Harbin Electric, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)
000-51006	98-0403396
(Commission File Number)	(IRS Employer Identification No.)

No. 9, Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu	150060
Harbin Kai Fa Qu, Harbin, China
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	86-451-86116757

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On June 19, 2011, Harbin Electric, Inc. (the “Company”) entered into an Agreement and Plan of Merger, dated June 19, 2011 (“Merger Agreement”), with Tech Full Electric Company Limited, a Cayman Islands exempted company with limited liability, wholly owned indirectly by Mr. Tianfu Yang, the Company’s Chairman and Chief Executive Officer (“Parent”) and Tech Full Electric Acquisition, Inc., a Nevada corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, at the effective time of the merger, Merger Sub will be merged with and into the Company, the Company will become a wholly-owned subsidiary of the Parent and each of the Company’s shares of common stock issued and outstanding immediately prior to the effective time of the merger (the “Shares”) will be converted into the right to receive $24.00 in cash without interest, except for Shares owned by Parent and Merger Sub (including shares to be contributed to Parent by Mr. Tianfu Yang, affiliates of Abax Global Capital (“Abax”) and certain of the Company’s employees and officers (collectively, the “Purchasing Group”)) prior to the effective time of the merger pursuant to a contribution agreement between Parent, each member of the Purchasing Group and Tianfu Investments Limited, a Cayman Islands company directly owning 100% of the equity interest in Parent).  Currently, the Purchasing Group collectively beneficially owns approximately 40.6% of the Company’s outstanding shares of common stock.

The Merger Agreement contains customary representations and warranties of the Company, on the one hand, and of Parent and Merger Sub, on the other. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by the Company, Parent and Merger Sub in connection with the negotiated terms of the Merger Agreement.

The Merger Agreement also includes customary covenants of the Company, Parent and Merger Sub. Except as expressly provided in the Merger Agreement, the Company has agreed that until the effective time of the merger that it shall use its reasonable best efforts to conduct its business in the ordinary course of business, to preserve substantially intact its business organization and to preserve its present relationships with customers, suppliers and other persons with which it has material business relations.  The Company has also agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire the Company and to certain restrictions on its ability to respond to or accept any such proposal.

The Merger Agreement also includes customary termination provisions for both the Company and Parent. If the Merger Agreement is terminated under certain circumstances, the Company will be required to pay Parent a termination fee of $22,500,000.  If the Merger Agreement is terminated under certain other circumstances, Parent will be required to pay the Company a termination fee equal of $30,000,000.

The Company’s Board of Directors, acting upon the unanimous recommendation of a special committee of the Board of Directors comprised solely of independent and disinterested directors (the “Special Committee”) approved and adopted the Merger Agreement and has recommended that the Company’s shareholders vote to approve the Merger Agreement.  The Special Committee negotiated the terms of the Merger Agreement with the assistance of Morgan Stanley & Co. Incorporated, financial advisor to the Special Committee (“Morgan Stanley”), and Lazard Frères & Co. LLC, financial advisor to the Special Committee (“Lazard”), including their respective independent opinions to the effect that the consideration and other terms contained in the Merger Agreement are fair, from a financial perspective, to the Company’s stockholders (excluding those stockholders who are part of the Purchasing Group).

In connection with the proposed merger, the Company will prepare and mail a proxy statement to its shareholders.  In addition, certain participants in the proposed transaction will prepare and mail to the Company’s shareholders a Schedule 13E-3 transaction statement.  These documents will be filed with or furnished to the SEC.  INVESTORS AND SHAREHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THESE MATERIALS AND OTHER MATERIALS FILED WITH OR FURNISHED TO THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED MERGER, THE PERSONS SOLICITING PROXIES IN CONNECTION WITH THE PROPOSED MERGER ON BEHALF OF THE COMPANY AND THE INTERESTS OF THOSE PERSONS IN THE PROPOSED MERGER AND RELATED MATTERS. In addition to receiving the proxy statement and Schedule 13E-3 transaction statement by mail, shareholders also will be able to obtain these documents, as well as other filings containing information about the Company, the proposed merger and related matters, without charge, from the SEC’s website (http://www.sec.gov) or at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549.  In addition, these documents can be obtained, without charge, by contacting the Company at the following address and/or phone number:

Harbin Electric, Inc.
No. 9 Ha Ping Xi Lu
Ha Ping Lu Ji Zhong Qu
Harbin Kai Fa Qu
Harbin, 150060
China
Tel: +86-451-8611-6757
E-mail: IR@HarbinElectric.com

The Company and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from our shareholders with respect to the proposed merger.  Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in the proxy statement and Schedule 13E-3 transaction statement relating to the proposed merger when it is filed with the SEC.  Additional information regarding the interests of such potential participants will be included in the proxy statement and Schedule 13E-3 transaction statement and the other relevant documents filed with the SEC when they become available.

This announcement is neither a solicitation of a proxy, an offer to purchase nor a solicitation of an offer to sell any securities and it is not a substitute for any proxy statement or other filings that may be made with the SEC should the proposed merger go forward.

Voting Support Agreement

Concurrently with the execution of the Merger Agreement, Parent, Tianfu Yang, Tianli Yang, Zedong Xu, Suofei Xu, Lanxiang Gao, Hero Wave Investments Limited, Abax Lotus Ltd. and Abax Nai Xin A Ltd., entered into a Voting Support Agreement (the “Support Agreement”) with the Company under which they have agreed to, among other things, to vote all of the shares of Company common stock beneficially owned by such persons and entities in favor of the adoption of the Merger Agreement and against any other acquisition proposal with respect to the Company (other than an acquisition proposal adopted and recommended to the Company's shareholders by the Company Board, acting upon the recommendation of the Special Committee).

Limited Guarantee

On June 19, 2011,Tianfu Yang, Abax Global Opportunities Fund, AGC Asia 5 Ltd. and Prosper Expand Ltd. entered into a limited guarantee in favor of the Company (the “Guarantee”) guaranteeing, subject to the terms and conditions of the Guarantee, the payment of the $30,000,000 termination fee that may become payable to the Company by the Parent pursuant to the Merger Agreement.

Copies of the Merger Agreement, Support Agreement, and Limited Guarantee are filed herewith as Exhibits 2.1, 10.1, and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01.

On June 20, 2011, the Company issued a press release announcing its entry into the Merger Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated June 19, 2011, by and among the Company, Tech Full Electric Company Limited and Tech Full Electric Acquisition, Inc.
10.1	Voting Support Agreement, dated June 19, 2011, by and among Tech Full Electric Company Limited, the Company and certain stockholders of the Company.
10.2	Limited Guarantee dated June 19, 2011, by and among Mr. Tianfu Yang, Abax Global Opportunities Fund, AGC Asia 5 Ltd. and Prosper Expand Ltd. in favor of the Company.
99.1	Press Release dated June 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBIN ELECTRIC, INC.

By:	/s/ Tianfu Yang
Name:	Tianfu Yang
Title:	Chairman and Chief Executive Officer

Dated: June 20, 2011